Exhibit 5.1

Mourant Ozannes (Cayman) LLP
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
Cayman Islands

T +1 345 949 4123
F +1 345 949 4647

Blue Gold Limited

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

26 September 2025

Blue Gold Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) initially filed on 26 September 2025 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offer and resale by the selling shareholder named therein of up to 1,215,299 Class A ordinary shares of the Company of par value US$0.0001 each (Class A Ordinary Shares), comprising of:

(a)	1,000,000 Class A Ordinary Shares issuable upon conversion of the senior convertible notes issued or issuable by the Company pursuant to the Securities Purchase Agreement (defined below), including:

(i)	the senior convertible note issued by the Company to 3i, LP on 3 September 2025 (the Initial Note); and

(ii)	the additional senior convertible note issuable by the Company pursuant to the Securities Purchase Agreement (the Additional Note and, together with the Initial Note, the Notes and each a Note); and

(b)	215,299 Class A Ordinary Shares issuable upon exercise of the ordinary share purchase warrants issued or issuable by the Company pursuant to the Securities Purchase Agreement, including:

(i)	the ordinary share purchase warrant issued by the Company to 3i, LP on 3 September 2025 (the Initial Warrant); and

(ii)	the additional ordinary share purchase warrants issuable by the Company pursuant to the Securities Purchase Agreement (the Additional Warrants and, together with the Initial Warrant, the Warrants and each a Warrant).

The Class A Ordinary Shares issuable upon conversion of the Notes are referred to herein as the Conversion Shares, and the Class A Ordinary Shares issuable upon conversion of the Warrants are referred to herein as the Warrant Shares.

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1.	Documents Reviewed

1.1	For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the Initial Note;

(b)	the Initial Warrant;

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078
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(c)	the securities purchase agreement dated 29 August 2025 between the Company and 3i, LP (the Securities Purchase Agreement);

(d)	in respect of the Company:

(i)	the certificate of incorporation of the Company dated 4 December 2023;

(ii)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 10 June 2025 and effective on 24 June 2025 (the Memorandum and Articles);

(iii)	a certificate from a director of the Company dated 25 September 2025 (together with the Certificate of Good Standing (defined below) and the Memorandum and Articles, the Company Records);

(iv)	the written resolutions of the board of directors of the Company passed on 29 August 2025 (the Board Resolutions); and

(v)	a certificate of good standing dated 23 September 2025 issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing); and

(e)	the Registration Statement (including the preliminary prospectus contained therein).

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions, we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the Additional Note and the Additional Warrants will be issued in substantially the same form as the form of Initial Note and the form of Initial Warrant, respectively;

2.4	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.5	the genuineness of all signatures and seals;

2.6	the Board Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.7	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.8	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.9	upon issue of each Conversion Share and each Warrant Share, the Company will receive in full the consideration therefor, which shall be equal to at least the par value thereof;

2.10	the Registration Statement and the preliminary prospectus are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.11	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Memorandum and Articles; and

2.12	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Based solely on our inspection of the M&A, the authorised share capital of the Company is US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preferred shares of a par value of US$0.0001 each.

3.3	The issue and allotment of the Conversion Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and in accordance with the terms of the applicable Note, the Conversion Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The issue and allotment of the Warrant Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and in accordance with the terms of the applicable Warrant, the Warrant Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.5	The statements under the caption “Cayman Islands Tax Considerations” in the preliminary prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications

4.1	This opinion is limited to the matters expressly stated in it; is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion; and only relates to the laws of the Cayman Islands which are in force on the date of this opinion.

4.2	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any document referred to in this opinion. For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.4	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not necessarily record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position.

4.5	To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar’s knowledge, in default under the Companies Act.

4.6	In this opinion the phrase non-assessable means, with respect to Class A Ordinary Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances and subject to the Memorandum and Articles, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Governing law

This opinion and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Legal Matters”, “Risk Factors” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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